Exhibit 99.1

FOSTER WHEELER REPORTS VERY STRONG OPERATING RESULTS FOR
SECOND QUARTER OF 2007

•	Net income of $71.9 million
•	Diluted earnings per share of $0.99
•	EBITDA of $118.6 million

    HAMILTON, BERMUDA, August 8, 2007 – Foster Wheeler Ltd. (Nasdaq: FWLT) today reported sharply improved operating results for the second quarter and first six months of 2007 compared with the same periods of 2006.

    Results for the second quarter of 2007 include the impact of an increase in the reserve for a legacy power project in an after-tax amount of $30 million, or $0.42 per diluted share.

    Including the impact of the increased reserve, net income for the second quarter of 2007 was $71.9 million, or $0.99 per diluted share. Net income for the year-ago period, adjusted to exclude certain non-operating items, was $41.1 million, or $0.58 per diluted share.  For the first six months of 2007, including the impact of the increased reserve, net income was $186.7 million, or $2.59 per diluted share, compared with adjusted net income of $55.9 million, or $0.80 per diluted share for the first six months of 2006.  Adjustments to results for the year-ago periods included an asbestos-related gain and a charge relating to debt reduction initiatives, as noted in an attached table.

    Including the impact of the increased reserve, consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) for the second quarter and six-month periods of 2007 was $118.6 million and $280.9 million, respectively. EBITDA for the year-ago periods, adjusted to exclude certain non-operating items, as noted above and as detailed in an attached table, was $85.2 million and $131.3 million, respectively.

    “Relative to the year-ago quarter, operating results were up sharply as we continued to witness exceptionally strong demand in all key industry sectors we serve,” said Raymond J. Milchovich, chairman and chief executive officer of Foster Wheeler.  “In particular, EBITDA for the second quarter of 2007, relative to the year-ago quarter, increased 43% in our Global Engineering & Construction (E&C) and 55% in our Global Power Group (GPG), excluding the impact of the $30 million increase in reserve.  The actions we have taken over the past several years in the pursuit of commercial and operational excellence -- combined with the very significant organic growth that we have achieved -- have enabled us to take full advantage of these robust markets.

   “In comparison to the year-ago quarter, our operating performance has improved significantly,” said Milchovich. “Consolidated revenues measured in terms of Foster Wheeler scope were up 31%; consolidated EBITDA, excluding the impact of the $30 million increase in reserve, was up 74% compared with the year-ago adjusted EBITDA; E&C EBITDA margins on scope revenue continue to grow and were up 4.7% from the year ago period; GPG EBITDA margins on scope revenue, which were an area of intense focus all of last year, were up 25% excluding the impact of the increased reserve; and consolidated net income, again excluding the impact of the $30 million increase in reserve, was up 148% compared with the year-ago adjusted net income.

    Milchovich added, “In terms of bookings, GPG enjoyed a very good first half.  This business is well-positioned for the balance of 2007 and is building a very nice base for 2008 - with backlog already at its highest level in several years.  E&C bookings and backlog have supported the profit performance of the business year-to-date and provide a solid foundation for the balance of 2007.  We are expecting very high levels of bookings in E&C in the second half of the year. In part, this is due to our track record of successfully converting front-end design (FEED) awards into contracts for the engineering, procurement and construction phase of major projects.”

    Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the upstream oil and gas, LNG and gas-to-liquids, refining, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

Calculation of EBITDA
    EBITDA is a supplemental financial measure not defined in generally accepted accounting principles ("GAAP"). The Company defines EBITDA as income before interest expense, income taxes, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company's current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its condensed consolidated statement of operations and comprehensive income entitled "net income" is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or any other GAAP financial measure.

    EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income, users of this financial information should consider the type of events and transactions that are excluded.

    The Company's non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•
It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company's operations, any measure that excludes taxes has material limitations;
•
It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

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07-242

Conference Call Information
    Foster Wheeler Ltd. plans to hold a conference call today, August 8, 2007, at 9:30 a.m. (Eastern) to discuss its financial results for the second quarter of 2007.

    The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its web site (www.fwc.com). To listen to the call by telephone in the United States, dial 866-425-6195 (conference I.D. No. 9030798) approximately ten minutes before the call.  International access is available by dialing 973-935-8752 (conference I.D. No. 9030798). The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

    A replay of the call will be available on the company's web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay passcode 9030798# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Wednesday, September 5, 2007. The replay can also be accessed on the company's web site for four weeks following the call.

Safe Harbor Statement
    Foster Wheeler news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations regarding revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in Part II, Item 1A “Risk Factors” of the Company’s most recent quarterly report on Form 10-Q and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to our global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, interruptions to shipping lanes or other methods of transport, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and clams by third parties against the Company, changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #

Contacts:
Media	Maureen Bingert	908-730-4444	E-mail: maureen_bingert@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Operations - Summary
(in thousands of dollars, except share data and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006

Unfilled orders	$5,543,800	$5,002,500	$5,543,800	$5,002,500
New orders booked	983,300	998,500	2,399,800	2,527,900

Operating revenues	$1,189,766	$745,307	$2,341,888	$1,391,149
Cost of operating revenues	(1,020,920)	(617,365)	(1,965,530)	(1,182,889)
Contract profit	168,846	127,942	376,358	208,260

Selling, general & administrative expenses	(62,305)	(57,888)	(117,393)	(108,027)
Other income	21,691	20,113	33,207	35,868
Other deductions	(17,231)	(10,773)	(25,403)	(18,087)
Interest expense	(5,211)	(6,788)	(9,936)	(14,735)
Minority interest in income of consolidated affiliates	(964)	(1,385)	(3,273)	(996)
Net asbestos-related gain	0	79,590	0	79,590
Loss on debt reduction initiatives	0	(12,318)	0	(12,483)

Income before income taxes	104,826	138,493	253,560	169,390
Provision for income taxes	(32,976)	(30,075)	(66,885)	(46,341)
Net income	$71,850	$108,418	$186,675	$123,049

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings per common share	70,539,288	66,834,931	70,146,582	64,952,184

Weighted-average number of common shares outstanding for diluted earnings per common share	72,311,021	70,684,419	72,072,961	70,087,043

Earnings per common share:
Basic	$1.02	$1.62	$2.66	$1.60
Diluted	$0.99	$1.53	$2.59	$1.48

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands of dollars)
(unaudited)

	June 29,	December 29,
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$756,736	$610,887
Accounts and notes receivable, net:
Trade	454,834	483,819
Other	101,104	83,497
Contracts in process	240,535	159,121
Prepaid, deferred and refundable income taxes	21,761	20,708
Other current assets	29,886	31,288
Total current assets	1,604,856	1,389,320

Land, buildings and equipment, net	304,031	302,488
Restricted cash	26,130	19,080
Notes and accounts receivable - long-term	3,051	5,395
Investments in and advances to unconsolidated affiliates	169,182	167,186
Goodwill, net	51,731	51,573
Other intangible assets, net	62,044	62,004
Asbestos-related insurance recovery receivable	335,862	350,322
Other assets	91,103	91,081
Deferred income taxes	123,483	127,574
TOTAL ASSETS	$2,771,473	$2,566,023

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current installments on long-term debt	$22,192	$21,477
Accounts payable	288,948	263,715
Accrued expenses	297,385	288,658
Billings in excess of costs and estimated earnings on uncompleted contracts	615,029	622,422
Income taxes payable	76,337	51,331
Total current liabilities	1,299,891	1,247,603

Long-term debt	174,900	181,492
Deferred income taxes	68,983	66,522
Pension, postretirement and other employee benefits	345,918	385,976
Asbestos-related liability	384,824	424,628
Other long-term liabilities and minority interest	205,025	196,092
Commitments and contingencies
TOTAL LIABILITIES	2,479,541	2,502,313

Temporary Equity:
Non-vested restricted awards subject to redemption	2,726	983
TOTAL TEMPORARY EQUITY	2,726	983

Shareholders' Equity:
Preferred shares	0	0
Common shares	711	690
Paid-in capital	1,374,485	1,349,492
Accumulated deficit	(761,794)	(944,113)
Accumulated other comprehensive loss	(324,196)	(343,342)
TOTAL SHAREHOLDERS’ EQUITY	289,206	62,727
TOTAL LIABILITIES, TEMPORARY EQUITY
AND SHAREHOLDERS’ EQUITY	$2,771,473	$2,566,023

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)
(unaudited)

	Three months ended		Six months ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Global Engineering & Construction Group
Unfilled orders - in future revenues	$4,164,200	$3,710,400	$4,164,200	$3,710,400
New orders booked - in future revenues	430,500	606,900	1,303,200	1,722,100
Operating revenues	851,245	472,570	1,675,414	895,723
EBITDA	124,999	87,400	266,132	142,359

Foster Wheeler Scope (1):
Unfilled orders	1,437,900	1,564,700	1,437,900	1,564,700
New orders booked	316,200	520,300	849,500	943,000
Operating revenues	483,447	354,000	1,013,078	652,300

Global Power Group
Unfilled orders - in future revenues	1,379,600	1,292,100	1,379,600	1,292,100
New orders booked - in future revenues	552,800	391,600	1,096,600	805,800
Operating revenues	338,521	272,708	666,474	495,368
EBITDA	4,366	22,146	41,390	35,971

Foster Wheeler Scope (1):
Unfilled orders	1,291,500	1,277,900	1,291,500	1,277,900
New orders booked	473,400	388,400	1,014,100	799,600
Operating revenues	334,125	269,500	658,947	489,200

Corporate & Finance Group (2)
Unfilled orders - in future revenues	0	0	0	0
New orders booked - in future revenues	0	0	0	0
Operating revenues	0	29	0	58
EBITDA	(10,767)	42,951	(26,627)	20,061

Consolidated
Unfilled orders - in future revenues	5,543,800	5,002,500	5,543,800	5,002,500
New orders booked - in future revenues	983,300	998,500	2,399,800	2,527,900
Operating revenues	1,189,766	745,307	2,341,888	1,391,149
EBITDA	118,598	152,497	280,895	198,391

Foster Wheeler Scope (1):
Unfilled orders	2,729,400	2,842,600	2,729,400	2,842,600
New orders booked	789,600	908,700	1,863,600	1,742,600
Operating revenues	817,572	623,500	1,672,025	1,141,500

(1) Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by us as agent or principal on a reimbursable basis.

(2) Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)
(unaudited)

	Three months ended		Six months ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006

Reconciliation of Consolidated EBITDA to Consolidated Net Income

EBITDA	$118,598	$152,497	$280,895	$198,391
Less: Interest expense	(5,211)	(6,788)	(9,936)	(14,735)
Less: Depreciation/amortization (1)	(8,561)	(7,216)	(17,399)	(14,266)
Income before income taxes	104,826	138,493	253,560	169,390
Provision for income taxes	(32,976)	(30,075)	(66,885)	(46,341)
Net income	$71,850	$108,418	$186,675	$123,049

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group

Foster Wheeler Scope operating revenues	$483,447	$354,000	$1,013,078	$652,300
Flow-through revenues	367,798	118,570	662,336	243,423
Operating revenues	851,245	472,570	1,675,414	895,723

Global Power Group

Foster Wheeler Scope operating revenues	334,125	269,500	658,947	489,200
Flow-through revenues	4,396	3,208	7,527	6,168
Operating revenues	338,521	272,708	666,474	495,368

Corporate & Finance Group

Foster Wheeler Scope operating revenues	0	0	0	0
Flow-through revenues	0	29	0	58
Operating revenues	0	29	0	58

Consolidated

Foster Wheeler Scope operating revenues	817,572	623,500	1,672,025	1,141,500
Flow-through revenues	372,194	121,807	669,863	249,649
Operating revenues	$1,189,766	$745,307	$2,341,888	$1,391,149

	Three months ended		Six months ended
(1) The depreciation / amortization for the major business groups is:	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006

Global Engineering & Construction Group	$(3,400)	$(2,015)	$(6,878)	$(3,858)
Global Power Group	(4,818)	(4,860)	(9,837)	(9,728)
Corporate & Finance Group	(343)	(341)	(684)	(680)
Total depreciation / amortization	$(8,561)	$(7,216)	$(17,399)	$(14,266)

Foster Wheeler Ltd. and Subsidiaries
Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2006		Six Months Ended June 30, 2006
	Net Earnings	Diluted Earnings/Share	Net Earnings	Diluted Earnings/ Share
Net income and earnings per common share, as adjusted	$41,146	$0.58	$55,942	$0.80

Add back:
Net asbestos-related gain	79,590	1.13	79,590	1.14
Loss on debt reduction initiatives	(12,318)	(0.18)	(12,483)	(0.18)
Fair value of additional shares issued as part of
the warrant offers (impacts earnings per share only)	-	-	-	(0.28)

Net income and earnings per common share, as reported	$108,418	$1.53	$123,049	$1.48